CounterPath Patent
Granted for Fixed-Mobile Convergence

Pivotal patent enables seamless service delivery across disparate fixed, mobile, legacy and IMS networks

VANCOUVER – February 9, 2010 – CounterPath Corporation (TSX-V: CCV; OTCBB: CPAH), an award-winning provider of desktop and mobile voice over Internet protocol (VoIP) software solutions, today announced that patent number 7,656,864 has been granted by the U.S. Patent and Trademark Office. CounterPath now has exclusive rights to a fundamental patent covering its fixed mobile convergence technology. The new patent extends CounterPath’s portfolio of patents and exclusive licenses covering its fixed-mobile convergence solutions arising from its acquisition of BridgePort Networks.

The patent, entitled “Data Network Computing Device Call Processing,” is the newest patent in CounterPath’s intellectual property portfolio and covers the use of a mobile number across both mobile and fixed networks to enable converged mobile and desktop device communication.

“The combination of the new and earlier patents affords companies deploying CounterPath’s technology a strong defense against competitors and new entrants launching similar offerings,” said Donovan Jones, President and CEO of CounterPath. “The patent award also comes at a point in time when a person’s mobile identity has become the driving factor behind the growth of the fixed mobile convergence (FMC) market. This is coupled with the fact that responsive and progressive Tier One mobile operators like AT&T are opening up their 3G and 4G networks to converged voice and video solutions which draw upon our innovative technology.”

With this patent grant CounterPath’s IPR portfolio now includes 27 patents, patent applications and exclusive patent rights, expanding the protection available to mobile operators and other third parties that develop products and services based on CounterPath solutions.

The new patent covers the use of a mobile device’s ID – specifically, its mobile number (MSISDN/MDN) – to enable seamless transition of voice, data and multimedia sessions across disparate fixed and mobile networks which may include transition:

  From legacy, circuit-switched infrastructure to a network based on IP Multimedia Subsystem (IMS) standards; and
  From a 2G or 3G cellular network to an-all IP network, such as LTE, Wi-Fi or WiMAX

This design gives end users the flexibility to switch between networks based on their needs and preferences, while maintaining the same mobile ID so that other users and services can easily reach them. For example, the end user could configure his mobile device to automatically switch to his home or office Wi-Fi network when it’s in range to avoid using cellular minutes.

CounterPath Expands Patent Portfolio for Fixed-Mobile Convergence

The original patent – “Data network computing device call processing”, U.S. Patent No. 6,560,216 is a fundamental patent to FMC. The new patent benefits from the 1998 original filing date and includes claims directed to aspects that are relevant to new technologies and approaches. Granting of the new patent complements CounterPath’s existing portfolio of patents relating to FMC, such as U.S. Patent No. 7,502,615 covering handoffs between cellular and IP telephony.

With each new patent, CounterPath customers and their customers enjoy even greater unencumbered access to the latest leading-edge FMC technologies,” Jones added. “This patent is an important step toward realizing the industry vision of converged communications services that provide users a seamless experience, across data, mobile and other wireless networks, while giving service providers and their business partners new options for developing innovative, revenue-generating products and services.”

CounterPath’s solutions for FMC include the Messaging, Network and Enterprise Convergence Gateways and the NomadicPBX. Together they provide seamless, converged mobile identity and presence availability on all SIP-based fixed and soft devices enabling a call placed to a mobile number to also ring and be answered on a softphone such as Bria 3.0 from CounterPath or an IP hardphone. True Find Me, Follow Me, Simultaneous Ringing, desktop SMS and Wi-Fi based calling are all made possible through the enterprise or network’s phone systems.

About CounterPath

CounterPath Corporation is a leading provider of innovative desktop and mobile VoIP and video software products and solutions. The company’s product suite includes SIP-based softphones, server applications and Fixed Mobile Convergence (FMC) solutions that enable service providers, enterprises and Original Equipment Manufacturers (OEM) to cost-effectively integrate voice, video, presence and Instant Messaging (IM) applications into their VoIP offerings and extend functionality across both fixed and mobile networks.

CounterPath’s customers include some of the world's largest telecommunications service providers and network equipment providers including AT&T, Verizon, BT (British Telecommunications PLC), Deutsche Telekom, Cisco Systems, and Mitel.

Visit www.counterpath.com.

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Contact:

Media and Analyst Relations
Megan Hyde
540.239.8386
mhyde@comunicano.com